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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Aspect Telecommunications Corporation on Form S-3 of our report dated January 14, 1997 incorporated by reference in the Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1996 and our report dated March 26, 1997 included in such Annual Report on Form 10-K.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
July 14, 1997